UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

Apollo Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54179	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E Colorado Blvd Suite 888 Pasadena, CA		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(626) 683-7330
c/o Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, NJ 07726
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 20, 2013, Sword Dancer, LLC, a Nevada limited liability company (“Sword Dancer”) sold to Hybrid Kinetic Automotive Holdings, LLC, a Delaware corporation (“Hybrid Kinetic”), in a private transaction exempt from registration under the Securities Act of 1933, as amended, 781,250 Ordinary Shares of US$0.000128 par value of Apollo Acquisition Corporation, a Cayman Islands corporation (the “Company”), representing all of the shares of the Company held by Sword Dancer, for an aggregate purchase price of $100,000.

As a result, Hybrid Kinetic acquired approximately 78.2% of the Company’s common equity.

Hybrid Kinetic has advised us that the source of the funds used to purchase the Ordinary Shares was working capital.

Hybrid Kinetic has further advised us that it plans to appoint new directors to the Company’s Board, and to make other changes to the Company’s management and operations.

The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (a) the Company’s Registration Statement on Form 10, filed on November 11, 2010, as amended on January 7, 2011, and January 31, 2011; as supplemented and updated by (b) the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (c) the Company’s Current Report on Form 8-K filed on November 16, 2012; and (d) the information contained in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013	APOLLO ACQUISITION CORPORATION

	By:	/s/ Gregg E. Jaclin
Name: Gregg E. Jaclin
Title: President and Chief Executive Officer